UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 5, 2013

TALON INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

	21900 Burbank Blvd., Suite 270 Woodland Hills, California	91367
	(Address of Principal Executive Offices)	(Zip Code)

(818) 444-4100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On June 3, 2013, Talon held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 24,900,808 shares of our common stock and 407,160 shares of our Series B Preferred Stock (entitling each holder to 100 votes for each share of Series B Preferred Stock) were outstanding and entitled to vote, for a total of 65,616,808 voting shares entitled to vote. At the Annual Meeting, 49,960,770 voting shares (or approximately 76% of the total voting shares) were represented at the meeting in person or by proxy.

Immediately following the Annual Meeting, our board of directors was comprised of Mark Dyne, Lonnie D. Schnell, David Ellis, Mark J. Hughes, and Morris D. Weiss, all of whom were re-elected by the requisite vote of shareholders at the Annual Meeting.

The following summarizes vote results for those matters submitted to Talon’s stockholders for action at the Annual Meeting:

1.     Election of two directors by the holders of our common stock.

Director	Total Shares Voting on Matter	For	Withheld	Abstain	Broker Non-Votes
Mark Dyne	9,244,770	8,939,541	282,219	23,010	0
Lonnie D. Schnell	9,244,770	8,933,341	288,319	23,110	0

2.     Election of three directors by the holders of our Series B Preferred Stock (equivalent voting shares).

Director	Total Shares Voting on Matter	For	Withheld	Abstain	Broker Non-Votes
David Ellis	40,716,000	40,716,000	0	0	0
Mark J. Hughes	40,716,000	40,716,000	0	0	0
Morris D. Weiss	40,716,000	40,716,000	0	0	0

3.      Advisory vote on Executive Compensation (Say on Pay).

Executive Compensation	Total Shares Voting on Matter	For	Withheld	Abstain	Broker Non-Votes
Say on pay	49,960,770	49,430,955	485,215	44,600	0

4.      Advisory Vote on Frequency of vote on Executive Compensation (Say on Pay).

Frequency	Total Shares Voting on Matter	1 year	2 years	3 years	Abstain	Broker Non-Votes
Vote on frequency	49,960,770	46,587,535	217,796	3,048,439	107,000	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: June 5, 2013	By:	/s/ Lonnie D. Schnell
Lonnie D. Schnell, Chief Executive Officer